Exhibit 10.123

This instrument prepared by

and when recorded, return to:

Kilpatrick Stockton LLP

1100 Peachtree Street, Suite 2800

Atlanta, Georgia 30309

Attn: Mark A. Palmer, Esq.

ABOVE SPACE FOR RECORDER’S USE

ASSUMPTION AND RELEASE AGREEMENT

THIS ASSUMPTION AND RELEASE AGREEMENT (this “Agreement”) is made effective as of August 17, 2006, by and among A-S 60 HWY 75-LOY LAKE, L.P., a Texas limited partnership (“Original Borrower”), STEVEN D. ALVIS, JAY K. SEARS, H. DEAN LANE, JR. and KYLE D. LIPPMAN (collectively, “Original Borrower Principal”), MB SHERMAN TOWN CENTER LIMITED PARTNERSHIP, an Illinois limited partnership (“Assumptor”), MINTO BUILDERS (FLORIDA), INC., a Florida corporation (“New Borrower Principal”), and WELLS FARGO BANK, N.A., as Trustee for the Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-CIBC10 (“Noteholder”).

RECITALS:

A.            Original Borrower executed and delivered to the order of JPMorgan Chase Bank, a New York banking corporation (“Lender”), a certain Fixed Rate Note dated June 15, 2004 (together with all addenda, modifications, amendments, riders, exhibits and supplements thereto, the “Note”), in the stated principal amount of $39,650,000.00, which Note evidences a loan (the “Loan”) made by Lender to Original Borrower. To secure the repayment of the Note, Original Borrower, among other things, executed and delivered a Deed of Trust and Security Agreement executed by Original Borrower to Reno Hartfiel, as trustee, for the benefit of Lender, as beneficiary, dated as of June 15, 2004, recorded in the Real Property Records of Grayson

County, Texas, in Volume 3680, Page 231 (together with all addenda, modifications, amendments, riders, exhibits and supplements thereto, the “Security Instrument”), that grants a lien on certain property described on Exhibit A attached hereto and incorporated herein by reference and more particularly described in the Security Instrument (the “Property”). Original Borrower is liable for the payment and performance of all of Original Borrower’s obligations under the Note, the Security Instrument and all those other documents listed on Exhibit B attached hereto together with all addenda, riders, exhibits and supplements thereto all of which are incorporated herein by reference as though fully set forth herein (the Note, the Security Instrument and such other documents and instruments are hereinafter referred to as the “Loan Documents”).

B.            Each of the Loan Documents has been duly assigned or endorsed to Noteholder.

C.            Noteholder, as the holder of the Note and beneficiary under the Security Instrument, has been asked to consent to the transfer of the Property to Assumptor (the “Transfer”) and the assumption by Assumptor and New Borrower Principal of the obligations of Original Borrower and Original Borrower Principal, respectively, under the Loan Documents (the “Assumption”).

D.            Noteholder has agreed to consent to the Transfer and the Assumption subject to the terms and conditions stated below.

E.             Section 3.08 of that certain Pooling and Servicing Agreement dated as of November 23, 2004 (the “PSA”) authorizes Midland Loan Services, Inc., a Delaware corporation (“Master Servicer”), as Master Servicer under the PSA, on behalf of Noteholder, under certain terms and conditions to waive the due on sale clause and facilitate the Transfer and the Assumption, and Master Servicer has elected to do so on the terms and conditions set forth in this Agreement. Master Servicer’s execution and delivery of this Agreement is binding upon Noteholder pursuant to the PSA.

AGREEMENT:

In consideration of the foregoing and the mutual covenants and promises set forth in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Noteholder, Original Borrower, Original Borrower Principal, Assumptor and New Borrower Principal agree as follows:

1.             Incorporation of Recitals. The foregoing recitals are incorporated herein as a substantive, contractual part of this Agreement.

2.             Assumption of Obligation. Assumptor agrees to and does hereby assume as of the origination date of the Loan, all of the payment and performance obligations of Original Borrower set forth in the Note, the Security Instrument and the other Loan Documents in accordance with their respective terms and conditions, as the same may be modified by this Agreement including, without limitation, payment of all sums due and payable under the Note. Assumptor further agrees to abide by and be bound by all of the terms of the Loan Documents, all as though each of the Loan Documents had been made, executed and delivered by Assumptor. The provisions of the Loan Documents are incorporated herein by reference as if fully set forth herein. Assumptor acknowledges and agrees that any reference to Original Borrower in the Loan Documents shall be deemed to refer to Assumptor. Assumptor hereby adopts, ratifies and confirms as of the date hereof all of the representations, warranties and covenants of Original Borrower contained in the Loan Documents in connection with the Loan (including, but not limited to, the warranty of title set forth in, and the other terms and provisions of, Section 5.2 of the Security Instrument) as if Assumptor was Original Borrower named in the Loan Documents, and, without limitation of the foregoing, Assumptor hereby represents, warrants, and covenants that Assumptor has good, indefeasible, and insurable fee simple title to the real property comprising part of the Property and good and indefeasible title to the balance of the Property, free and clear of all liens whatsoever except the Permitted Exceptions (as defined in the Security Instrument), such other liens as are permitted pursuant to the Loan Documents and the liens created by the Loan Documents.

3.             Original Borrower’s Acknowledgments, Representations and Warranties. Original Borrower acknowledges, represents and warrants to Noteholder as of the date of this Agreement that:

(a)           The Note has an unpaid principal balance as of the date of this Agreement, of $38,448,939.41 and prior to default bears interest at the rate of 4.95% per annum, subject to adjustment as, and to the extent, set forth in the Note. There are presently the following balances in the indicated reserve accounts (each of the following terms for the individual reserve accounts are defined in the Escrow Agreement, as defined on Exhibit B) maintained by Noteholder in connection with the Loan: (i) $809,915.67 in the Tax and Insurance Funds reserve account, (ii) $116,846.24 in the TI & LC Funds reserve account, (iii) $58,640.64 in the On-going Replacement Reserve, (iv) $3,856.72 in the Tenancy Reserve Funds reserve account, and (v) $0.00 in the Construction Reserve Funds reserve account. Contemporaneously herewith, Original Borrower has transferred and assigned to Assumptor all right, title and interest of Original Borrower in and to such reserve accounts.

(b)           The Note requires that monthly payments of principal and interest in the amount of $211,639.80 be made on or before the first day of each month continuing to July 1, 2014, whereupon the entire outstanding balance of the Loan shall be immediately due and payable, if not sooner accelerated or paid.

(c)           The Security Instrument is a valid first lien on the Property for the full unpaid principal amount of the Loan and all other amounts as stated in the Loan Documents.

(d)           There are no defenses, offsets or counterclaims by Original Borrower to the Note, the Security Instrument or the other Loan Documents.

(e)           There are no defaults by Original Borrower under the provisions of the Note, the Security Instrument or the other Loan Documents, nor, to the best of Original Borrower’s knowledge, are there any conditions which with the giving of notice or the passage of time or both may constitute a default by Original Borrower under the provisions of the Note, the Security Instrument or the other Loan Documents.

(f)            To the best of Original Borrower’s knowledge, all provisions of the Note, the Security Instrument and the other Loan Documents are valid, in full force and effect, and enforceable in accordance with their terms.

(g)           There are no subordinate liens of any kind covering or relating to the Property, nor are there any mechanics’ liens or liens for unpaid taxes or assessments encumbering the Property, nor has notice of a lien or notice of intent to file a lien been received by Original Borrower.

Original Borrower understands and intends that Noteholder and Assumptor will rely upon the acknowledgments, representations and warranties contained herein in entering into this Agreement.

4.             Assumptor’s and New Borrower Principal’s Representations and Warranties. Assumptor and New Borrower Principal jointly and severally represent and warrant to Noteholder as of the date of this Agreement that neither Assumptor nor New Borrower Principal has any knowledge that any of the representations made by Original Borrower in Section 3 above are not true and correct. Assumptor and New Borrower Principal understand and intend that Noteholder will rely on the representations and warranties contained herein.

5.             Consent to Transfer and Assumption. Noteholder hereby consents to the Transfer and to the Assumption, subject to the terms and conditions set forth in this Agreement. Noteholder’s consent to the Transfer of the Property to Assumptor and Noteholder’s consent to the Assumption are not intended to be and shall not be construed as a consent to any subsequent transfer or assumption which requires Noteholder’s consent pursuant to the terms of the Loan Documents.

6.             Assumption by New Borrower Principal of Liability for the Exceptions to Non- Recourse. New Borrower Principal hereby adopts, ratifies and confirms all of the representations, warranties and covenants of Original Borrower Principal under the Loan Documents as if New Borrower Principal were the Original Borrower Principal named therein, and jointly and severally assumes all liability of Original Borrower Principal under the Loan Documents as of the origination date of the Loan, including, without limitation, the Environmental Indemnity Agreement, the Guaranty, and Article 10 of the Note. Reference in any Loan Document to Original Borrower Principal henceforth shall be deemed to refer to New Borrower Principal.

7.             Release of Original Borrower and Original Borrower Principal. In reliance on Original Borrower’s and Assumptor’s acknowledgments, representations and warranties in this Agreement and in consideration for the releases contained in Section 12 of this Agreement, Noteholder releases Original Borrower and Original Borrower Principal from their respective obligations under the Loan Documents, provided that neither Original Borrower nor Original Borrower Principal is released from any liability pursuant to this Agreement or any of the Loan Documents, including, without limitation, Section 11 of the Security Instrument, for any liability that relates to the period prior to the date hereof regardless of when any environmental hazard or other condition giving rise to any such liability thereunder is discovered. Nothing contained herein shall be deemed to impair the right of Noteholder to name Original Borrower, for purposes of extinguishing Original Borrower’s interest in the Property, as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instrument or for purposes of appointment of a receiver for the Property, or for purposes of enforcement of the assignment of leases and rents set forth in the Security Instrument.

8.             No Impairment of Lien. Nothing set forth herein shall affect the priority or extent of the lien of the Security Instrument or any of the other Loan Documents, nor, except as expressly set forth herein, release or change the liability of any party who may now be or after the date of this Agreement may become liable, primarily or secondarily, under the Loan Documents. Except as expressly modified hereby, the Note, the Security Instrument and the other Loan Documents remain unchanged, are hereby ratified and reaffirmed in all respects and shall remain in full force and effect, and this Agreement shall have no effect on the priority or validity of the liens, operation and effect of the Security Instrument and the other Loan Documents, all of which are incorporated herein by reference. Nothing herein shall be construed to constitute a novation of the Loan or of any of the Loan Documents.

9.             Costs. Original Borrower agrees to pay all fees and costs (including reasonable attorneys’ fees) incurred by Noteholder in connection with Noteholder’s consent to and approval of the Transfer of the Property and the assumption fee equal to 1.0% of the outstanding principal balance of the Loan which is required to be paid by Original Borrower to Noteholder in consideration of the consent to the Transfer and to the Assumption.

10.           Financial Information. Assumptor and New Borrower Principal represent and warrant to Noteholder that all financial information and information regarding the management capability of Assumptor and New Borrower Principal provided to Noteholder was true and correct as of the date provided to Noteholder and remains materially true and correct as of the date of this Agreement.

11.           Addresses. From and after the date hereof, the addresses for notice for Assumptor, New Borrower Principal and Noteholder hereunder and under the Loan Documents are as follows:

Assumptor:

MB Sherman Town Center Limited Partnership

2901 Butterfield Road

Oak Brook, Illinois 60523

Attn:

New Borrower Principal:

Minto Builders (Florida), Inc.

Attn:

Noteholder:

Wells Fargo Bank, N.A., as Trustee for the Registered

Holders of J.P. Morgan Chase Commercial Mortgage

Securities Corp., Commercial Mortgage Pass-Through

Certificates, Series 2004-CIBC10

c/o NorthMarq Capital, Inc.

1 Riverway, Suite 2400

Houston, Texas 77056

Attn: Loan Number 210404

12.           Complete Release. Assumptor, Original Borrower, Original Borrower Principal and New Borrower Principal hereby jointly and severally, unconditionally and irrevocably release and forever discharge Lender, Noteholder and Master Servicer and their respective successors, assigns, agents, directors, officers, employees and attorneys, and each current or substitute trustee, if any, under the Security Instrument (collectively, “Indemnitees”) from all Claims (as defined below). Further, each of Original Borrower and Original Borrower Principal hereby covenants and agrees that it will not take or assert, and will not request or cause any other person or entity to take or assert, any action, claim or allegation in contradiction of, or inconsistent with, the following statement: all provisions of the Note, the Security Instrument and the other Loan Documents are valid, in full force and effect, and enforceable in accordance with their terms. Original Borrower and Original Borrower Principal jointly and severally agree to indemnify Indemnitees and defend and hold them harmless from any and all claims, losses, causes of action, costs and expenses of every kind or character incurred by or asserted against Indemnitees in connection with (A) any Claims, the Transfer, or the breach by Original Borrower or Original Borrower Principal of the Loan Documents, as amended herein, but only to the extent that such claims, losses, causes of action, costs and expenses arise out of or are in any way connected with or result from the acts, actions or omissions of Original Borrower or Original Borrower Principal, or (B) any actions or conduct taken or caused to be taken by Original Borrower, Original Borrower Principal, or any person or entity claiming by, through, under, or on behalf of Original Borrower or Original Borrower Principal which are in contradiction of, inconsistent with, or in breach of the terms and provisions of this Section 12 (including, without limitation, the release and discharge set forth in this Section 12). Assumptor and New Borrower Principal jointly and severally agree to indemnify Indemnitees, and defend and hold them harmless from any and all claims, losses, causes of action, costs and expenses of every kind or character incurred by or asserted against Indemnitees in connection with Claims, the Transfer or the breach by Assumptor or New Borrower Principal of the Loan Documents, as amended herein, but only to the extent that such claims, losses, causes of action, costs and expenses arise out of or are in any way connected with or result from the acts, actions or omissions of Assumptor or New Borrower Principal.

As used in this Agreement, the term “Claims” shall mean any and all possible claims, demands, actions, fees, costs, expenses and liabilities whatsoever, known or unknown, at law or in equity, originating in whole or in part, on or before the date of this Agreement, which Original Borrower, Original Borrower Principal, or any of their respective partners, limited partners, members, officers, directors, shareholders, agents or employees may now or hereafter have against Indemnitees, and irrespective of whether any such Claims arise out of contract, tort, violation of laws, regulations or otherwise, arising out of or relating to the Loan or any of the Loan Documents including, without limitation, any contracting for, charging, taking, reserving, collecting or receiving interest in excess of the highest lawful rate applicable thereto and any loss, cost or damage of any kind or character arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of Indemnitees, including any requirement that the Loan Documents be modified as a condition to the transactions contemplated by this Agreement, any charging, collecting or contracting for prepayment premiums, transfer fees or assumption fees, any breach of fiduciary commitment, undue influence, duress, economic coercion, violation of any federal or state securities or Blue Sky laws or regulations, conflict of interest, bad faith, malpractice, violations of the Racketeer Influenced and Corrupt Organizations Act, intentional or negligent infliction of mental or emotional distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advance, breach of contract, deceptive trade practices, libel, slander, conspiracy or any claim for wrongfully accelerating the Note or wrongfully attempting to foreclose on any collateral relating to the Note, but in each case only to the extent permitted by applicable law. Original Borrower, Assumptor, Original Borrower Principal and New Borrower Principal agree that Noteholder has no fiduciary or similar obligations to any of such parties and that their relationship is strictly that of creditor and debtor. This release is accepted by Noteholder pursuant to this Agreement and shall not be construed as an admission of liability on the part of any party hereto. Original Borrower, Original Borrower Principal, Assumptor and New Borrower Principal hereby represent and warrant that they are the current legal and beneficial owners of all Claims, if any, released hereby and have not assigned, pledged or contracted to assign or pledge any such Claims to any other person.

13.           Usury. It is expressly stipulated and agreed to be the intent of all of the parties hereto at all times to comply with the applicable law governing the maximum rate or amount of interest payable on or in connection with the Note and the Loan (or applicable United States federal law to the extent that it permits Noteholder to contract for, charge, take, reserve or receive a greater amount of interest payable on or in connection with the Note and the Loan than under applicable law). If the applicable law is ever judicially interpreted so as to render usurious any amount called for under the Note or under the Security Instrument, this Agreement or any other Loan Document, or contracted for, charged, taken, reserved or received with respect to the Loan, or if Original Borrower or Assumptor have paid any interest in excess of that permitted by law, then it is the express intent of all of the parties that all excess amounts theretofore collected by Noteholder or Lender be credited to the then outstanding principal balance of the Note (or, if the Note has been or would thereby be paid in full, any surplus refunded to Original Borrower or Assumptor), and the provisions of the Note, this Agreement, the Security Instrument and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with such applicable law but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of the Note does not include the right to accelerate any interest, which has not otherwise accrued on the date of such acceleration, and Noteholder does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender or Noteholder for the use, forbearance or detention of the indebtedness evidenced by the Note or other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread through the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the applicable usury ceiling. Notwithstanding any provision contained in the Note, the Security Instrument, this Agreement or in any of the other Loan Documents, as amended herein, that permits the compounding of interest including, without limitation, any provision by which any of the accrued interest is added to the principal amount of the Note, the total amount of interest that Original Borrower or Assumptor is obligated to pay and Noteholder is entitled to receive with respect to the Loan shall not exceed the amount calculated on a simple (i.e., non-compounded) interest basis at the maximum rate allowed by applicable law on principal amounts actually advanced to or for the account of Original Borrower or Assumptor, including all current and prior advances and any advances made pursuant to the Security Instrument, this Agreement or the other Loan Documents, as amended herein (including, but not limited to, the payment of taxes, insurance premiums and the like). The provisions of the Note and the other Loan Documents limiting the amount of interest which may be contracted for, charged or received on the indebtedness evidenced thereby and dealing with the rights and duties of the parties with respect to the charging or receiving of interest in excess of the maximum rate, are hereby incorporated in this Agreement by reference as though fully set forth herein. To the extent permitted by law, Original Borrower, Assumptor, Original Borrower Principal and New Borrower Principal hereby waive and release all claims and defenses based upon usury in connection with the execution and delivery of the Note and the other Loan Documents and the borrowing of the funds represented by the Loan.

14.           Further Assurances. Original Borrower, Original Borrower Principal, Assumptor and New Borrower Principal agree to perform such other and further acts, and to execute such additional documents, agreements, notices or financing statements, as Noteholder deems reasonably necessary or desirable from time to time to create, preserve, continue, perfect, validate or carry out any of Noteholder’s rights under this Agreement and/or the other Loan Documents.

15.           Miscellaneous.

(a)           This Agreement shall be construed according to and governed by the laws of the jurisdiction(s), which are specified by the Security Instrument. In the event the Security Instrument does not specifically state what jurisdiction’s laws govern, this Agreement shall be construed according to and governed by the laws in which the Property are located without regard to its conflicts of law principles.

(b)           If any provision of this Agreement is adjudicated to be invalid, illegal or unenforceable, in whole or in part, it will be deemed omitted to that extent and all other provisions of this Agreement will remain in full force and effect.

(c)           No change or modification of this Agreement shall be valid unless the same is in writing and signed by all parties hereto.

(d)           The captions contained in this Agreement are for convenience of reference only and in no event define, describe or limit the scope or intent of this Agreement or any of the provisions or terms hereof.

(e)           This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legal representatives, successors and permitted assigns.

(f)            This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

(g)           THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

(h)           THIS AGREEMENT CONTAINS INDEMNIFICATION PROVISIONS AS SET FORTH IN SECTION 12 HEREOF.

16.           Reservation of Rights. Nothing contained in this Agreement shall prevent or in any way diminish or interfere with any rights or remedies including, without limitation, the right to contribution, which Noteholder may have against Original Borrower, Original Borrower Principal, Assumptor, New Borrower Principal or any other party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (codified at Title 42, U.S.C. Section 9601, et. seq.), as it may be amended from time to time, any successor statute thereto or any other applicable federal, state or local laws, all such rights being hereby expressly reserved.

17.           Compliance with Anti-Terrorism, Embargo, Sanctions and Anti-Money Laundering Laws. Assumptor shall comply with all Requirements of Law relating to money laundering, anti-terrorism, trade embargos and economic sanctions now or hereafter in effect. Upon Noteholder’s request from time to time during the term of the Loan, Assumptor shall certify in writing to Noteholder that Assumptor’s representations, warranties and obligations under this Section 17 remain true and correct and have not been breached. Assumptor shall immediately notify Noteholder in writing if any of such representations, warranties or covenants are no longer true or have been breached or if Assumptor has reasonable basis to believe that they may no longer be true or have been breached. In connection with such an event, Assumptor shall comply with all Requirements of Law and directives of Governmental Authorities and, at Noteholder’s request, provide to Noteholder copies of all notices, reports and other communications exchanged with or received from Governmental Authorities relating to such an event. Assumptor shall also reimburse Noteholder any expense incurred by Noteholder in evaluating the effect of such an event on the Loan and Noteholder’s interest in the collateral for the Loan, in obtaining any necessary license from Governmental Authorities as may be necessary for Noteholder to enforce its rights under the Loan Documents, and in complying with all Requirements of Law applicable to Noteholder as the result of the existence of such an event and for any penalties or fines imposed upon Noteholder as a result thereof. Further, Assumptor shall immediately notify Noteholder in writing if any future tenant of the Property (i) is identified on the OFAC List, or (ii) is a Person with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction or other prohibition of United

States law, regulation or Executive Order of the President of the United States. For purposes of this Agreement, the following definitions shall apply:

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any Person exercising executive, legislative, judicial or administrative functions of or pertaining to such government.

“OFAC List” means the list of specially designated nationals and blocked Persons subject to financial sanctions that is maintained by the U.S. Treasury Department, Office of Foreign Assets Control and any other similar list maintained by the U.S. Treasury Department, Office of Foreign Assets Control pursuant to any Requirements of Law including, without limitation, trade embargo, economic sanctions or other prohibitions imposed by Executive Order of the President of the United States. The OFAC List currently is accessible through the internet website www.treas.gov/ofac/t11sdn.pdf.

“Requirements of Law” means (a) the organizational documents of an entity, and (b) any law, regulation, ordinance, code, decree, treaty, ruling or determination of an arbitrator, court or other Governmental Authority or any Executive Order issued by the President of the United States, in each case applicable to or binding upon such Person or to which such Person any of its property or the conduct of its business is subject including, without limitation, laws, ordinances and regulations pertaining to the zoning, occupancy and subdivision of real property.

“Person” means an individual, partnership, limited partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

18.           Additional Permitted Transfers. Notwithstanding any terms or provisions of the Loan Documents to the contrary (including, without limitation, Article 8 of the Security Instrument), so long as MB Sherman Town Center Limited Partnership, an Illinois limited partnership, is the sole Borrower, the following Transfers (each, a “Permitted Transfer” and, collectively, the “Permitted Transfers”) will be permitted without Noteholder’s consent, subject to the terms and conditions set forth in this Section 18:

(a)           MB REIT Transfers. Subject to the terms and conditions of subparagraphs (1), (2), and (3), below, the following series of transactions (each, an “MB REIT Transfer”) to be consummated between the date of this Agreement and December 31, 2006, that will lead to the full capitalization of Minto Builders (Florida), Inc., a Florida corporation and a REIT (“MB REIT”):

(i)            To the extent not completed prior to the date of this Agreement, issuance to individuals of 125 shares of non-voting Series B Preferred Stock in MB REIT to satisfy certain REIT regulations requiring MB REIT to have at least 100 shareholders; such Series B Preferred Stock will be issued at a price of $1,000 per share with a 12.5% preferred return and shall have no voting rights;

(ii)           Issuance to Inland Western Real Estate Trust, Inc., a Maryland corporation and a public REIT (“Inland Western”), of up to $60,000,000.00 in additional Class C Preferred Stock in MB REIT and the subsequent redemption thereof by MB

REIT; such Class C Preferred Stock will earn a preferred return of 7% and shall have no voting rights; and

(iii)          Issuance to Inland American Real Estate Trust, Inc., a Maryland corporation and a public REIT (“Inland American”), of up to $1,128,000,000.00 in additional Special Voting Stock in MB REIT and the subsequent conversion thereof to Common Stock so that after such issuance and conversion Inland American will own 80% of the value of the stock of MB REIT and approximately 97.5% of the Common Stock of MB REIT, with Minto (Delaware), LLC, a Delaware limited liability company, owning the remaining approximately 2.5% of the Common Stock. Such Special Voting Stock shall be convertible to Common Stock and entitled to 0.99 votes per share and a liquidation preference of $0.01 per share. The Common Stock in MB REIT shall be entitled to one vote per share.

provided, that, with respect to any of the transactions described in this Section 18(a):

(1)           With respect to any MB REIT Transfer resulting in Inland American becoming the owner of greater than forty-nine percent (49%) of the direct or indirect ownership interests in Borrower or MB REIT, Borrower shall deliver to Noteholder and Noteholder’s counsel: (A) written notice of such MB REIT Transfer at least fifteen (15) business days prior to the consummation thereof; which notice requirement may be satisfied by Borrower giving written notice to Noteholder, at least fifteen (15) business days prior to the commencement of such period, of the thirty (30) day period in which Borrower anticipates such MB REIT Transfer will occur (e.g., if Borrower anticipates that such transaction will occur during the period from July 1 to July 30, 2006, Borrower shall give written notice thereof to Noteholder on or before June 12, 2006), and, if such MB REIT Transfer does not occur during the thirty-day period identified in any such notice, then Borrower shall give a subsequent written notice to Noteholder at least fifteen (15) business days prior to the commencement of a later thirty-day period in which Borrower then anticipates such MB REIT Transfer will occur; in all events, Borrower shall give written notice to Noteholder of such MB REIT Transfer within ten (10) business days after the consummation thereof; and (B) at least ten (10) business days prior to such MB REIT Transfer, a non-consolidation opinion in form and substance, and issued by a law firm, satisfactory to Noteholder and its counsel in their sole discretion, it being acknowledged that such nonconsolidation opinion may be delivered to Noteholder and its counsel at any time during the ninety (90) day period prior to such MB REIT Transfer and Borrower shall promptly after the consummation of such MB REIT Transfer cause to be delivered to Noteholder a re-dated original of such non-consolidation opinion, dated as of the date of such consummation.

(2)           Within ten (10) business days after the end of each calendar quarter (commencing with the calendar quarter ending June 30, 2006), Borrower shall give Noteholder written notice of any MB REIT Transfer(s) that has occurred during said calendar quarter, including the MB REIT Transfer described in subparagraph (1), above; and

(3)           Except as contemplated in subparagraph (1), above, no MB REIT Transfer shall be a “Permitted Transfer” under this Section 18 if it results in either (A) any Person who does not now, as of the date of this Agreement, own greater than forty-nine percent (49%) of the ownership interests in Borrower or MB REIT becoming the owner (by itself or together with its Affiliates) of greater than fortynine percent (49%) of the ownership interests in Borrower or MB REIT, or (B) any Person who does not now, as of the date of this Agreement, Control Borrower or MB REIT, obtaining Control (by itself or together with its Affiliates) of Borrower or MB REIT (as such term “Control” is hereinafter defined). Any transaction described in this subparagraph (3) shall be subject to the applicable terms and conditions of the Loan Documents, including, without limitation, Article 8 of the Security Instrument, and, without limitation, unless earlier notice is required under any such terms and conditions, Borrower shall give Noteholder at least fifteen (15) business days advance written notice of any transaction described in this subparagraph (3). “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or other agreement or otherwise; “Controlling” has a correlative meaning.

(b)           Inland American Transfers. The following Transfers of stock in Inland American:

(i)            Transfer of stock in Inland American to Inland Western, Inland Retail Real Estate Trust, Inc., a Maryland corporation, Inland Real Estate Corporation, a Maryland corporation, or Inland Real Estate Investment Corporation, a Delaware corporation, in connection with a concurrent merger of Inland American with or into such entity, so long as the applicable entity is a REIT that is a publicly traded corporation and related to Inland American, it being acknowledged that the term “publicly traded” (as used in this subparagraph (i)) shall not be deemed to require that the corporation’s stock be traded on a public stock exchange; and

(ii)           Transfers of stock in Inland American so long as all such Transfers, in the aggregate, do not result in (i) any Person who does not now, as of the date of this Agreement, own, directly or indirectly, greater than forty-nine percent (49%) of the stock in Inland American, becoming the owner (by itself or together with its Affiliates), directly or indirectly, of greater than forty-nine percent (49%) of the stock in Inland American, or (ii) any Person who does not now, as of the date of this Agreement, Control Inland American, obtaining Control (by itself or together with its Affiliates) of Inland American.

Notwithstanding anything to the contrary contained in this Agreement or in the Loan Documents, (i) this Agreement shall not modify or amend, or constitute a waiver of, the terms and conditions of Section 8.7 of the Security Instrument, and (ii) no Transfer shall be permitted without Noteholder’s prior written consent, subject to satisfaction of the requirements and conditions of Section 8.3(c) of the Security Instrument, that would cause or result in Inland American, or its successor following a permitted merger pursuant to subparagraph (b)(i), above,

(i) not owning at least fifty-one percent (51%) of the Common Stock in MB REIT, or (ii) not Controlling Borrower and MB REIT.

It is acknowledged and agreed that permitting the Permitted Transfers (as defined in this Section 18) without Noteholder’s consent as set forth in this Section 18 is a limited and conditional waiver of certain restrictions on Transfers set forth in the Loan Documents that may otherwise require such consent, and such waiver shall be effective only so long as: (i) the conditions set forth in this Section 18 with respect to each such Transfer are performed and satisfied; (ii) neither an Event of Default nor any event that with the giving of notice or the passage of time would become an Event of Default has occurred and subsists; and (iii) without limitation of any other condition, MB Sherman Town Center Limited Partnership, an Illinois limited partnership, is the sole Borrower. Without limitation, it is acknowledged and agreed that (a) upon the failure of the condition described in clause (iii) of the preceding sentence, the waiver set forth in this Section 18 shall automatically terminate and become null and void, and any Transfers occurring thereafter shall be subject to the terms and conditions of the Loan Documents without regard to this Section 18, and (b) upon the failure of any other condition set forth in this Section 18, and during the subsistence of any such failure, the waiver set forth in this Section 18 shall not be effective, and any Transfers occurring while any such failure subsists shall be subject to the terms and conditions of the Loan Documents without regard to this Section 18. In no event shall this Section 18 be deemed or construed to modify or amend the Security Agreement or any of the other Loan Documents.

19.           Amendments to Loan Documents. Section 8.3(a) of the Security Instrument is hereby amended by: (i) deleting the phrase “Steven D. Alvis, Jay K. Sears, H. Dean Lane, Jr., and Kyle D. Lippman” in clause (B) of said Section and substituting the phrase “Minto Builders (Florida), Inc., a Florida corporation” in its place; (ii) deleting the phrase “prior to the death or legal incapacity of all the Original Principals and is thereafter assumed by persons who are acceptable to Lender in its sole and absolute discretion” at the end of said clause (B); and (iii) deleting clause (C) of said Section in its entirety and substituting the phrase “(C) intentionally omitted,” in its place.

20.           Noteholder Confirmation. Noteholder hereby confirms to Assumptor that the representations and warranties of Original Borrower made in Sections 3(a) and 3(b) of this Agreement are true and correct. Further, Noteholder hereby confirms to Assumptor that there are no uncured defaults under the Loan Documents with respect to the payment of principal and interest. Further, Noteholder represents and warrants to Assumptor that to its actual knowledge, no other Event of Default (as defined in the Security Instrument) exists under the Loan. However, Noteholder is not waiving and does not hereby waive any existing defaults if any in fact exist and nothing herein is intended to be nor shall it be construed to be a waiver of any existing defaults, material or immaterial, which may in fact exist. As used in this paragraph, “actual knowledge” means the actual state of mind of the person or persons directly responsible for the processing of Original Borrower’s request for consent to the Transfer and Assumption and does not include any implied, constructive or imputed knowledge.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written, with the intent that this shall be deemed an instrument under seal.

ASSUMPTOR:

MB SHERMAN TOWN CENTER LIMITED
PARTNERSHIP, an Illinois limited partnership

Witnesses:	By:	MB Sherman Town Center GP, L.L.C., a
Delaware limited liability company, its general
partner
Name:
	By:	Minto Builders (Florida), Inc., its sole
member

Name:
By:
Name:
Title:

NEW BORROWER PRINCIPAL:

Witnesses:	MINTO BUILDERS (FLORIDA), INC., a
Florida corporation

Name:
By:
Name:
Name:	Title:

[SIGNATURES CONTINUE ON THE NEXT PAGE]

[SIGNATURES CONTINUED FROM THE PREVIOUS PAGE]

ORIGINAL BORROWER:

A-S 60 HWY 75-LOY LAKE, L.P., a Texas
limited partnership
Witnesses:
	By:	Sherman GP, LLC, a Delaware limited
liability company, its General Partner
Name:

By:
Name:		Name:	Steven D. Alvis
		Title:	Manager

ORIGINAL BORROWER PRINCIPAL:
Witnesses:

Name:	STEVEN D. ALVIS

Name:

Witnesses:

JAY K. SEARS
Name:

Name:

Witnesses:

H. DEAN LANE, JR.
Name:

Name:

Witnesses:

KYLE D. LIPPMAN
Name:

Name:

[SIGNATURES CONTINUE ON THE NEXT PAGE]

[SIGNATURES CONTINUED FROM THE PREVIOUS PAGE]

NOTEHOLDER:

WELLS FARGO BANK, N.A., as Trustee under
that certain Pooling and Servicing Agreement dated
as of November 23, 2004 (the “PSA”), for the
Registered Holders of J.P. Morgan Chase
Commercial Mortgage Securities Corp.,
Commercial Mortgage Pass-Through Certificates,
Series 2004-CIBC10

Witnesses:	By:	NorthMarq Capital, Inc., as Sub-Servicer for the Master Servicer

Name:
By:
Name:
Name:		Title:

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me this        day of           , 2006, by                   , the                            of Minto Builders (Florida), Inc., the sole member of MB Sherman Town Center GP, L.L.C., the general partner of MB Sherman Town Center Limited Partnership, an Illinois limited partnership. He is personally known to me or has produced                                  as identification.

Notary Public

(SEAL)

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me this         day of             , 2006, by                          , the                        of Minto Builders (Florida), Inc., a Florida corporation. He is personally known to me or has produced                            as identification.

Notary Public

(SEAL)

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me this       day of           , 2006, by Steven D. Alvis as Manager of Sherman GP, LLC, a Delaware limited liability company, the General Partner of A-S 60 HWY 75-Loy Lake, L.P., a Texas limited partnership. He is personally known to me or has produced                              as identification.

Notary Public

(SEAL)

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me this         day of                , 2006, by Steven D. Alvis. He is personally known to me or has produced                                      as identification.

Notary Public

(SEAL)

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me this       day of                    , 2006, by Jay K. Sears. He is personally known to me or has produced                           as identification. Notary Public

Notary Public

(SEAL)

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me this       day of             , 2006, by H. Dean Lane, Jr. He is personally known to me or has produced                     as identification.

Notary Public

(SEAL)

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me this      day of               , 2006, by Kyle D. Lippman. He is personally known to me or has produced                   as identification.

Notary Public

(SEAL)

STATE OF

COUNTY OF

The foregoing instrument was acknowledged before me this       day of              , 2006, by              , the                                 of NorthMarq Capital, Inc., as Sub-Servicer for Master Servicer for Wells Fargo Bank, N.A., as Trustee under that certain Pooling and Servicing Agreement dated as of November 23, 2004, for the Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-CIBC10. He is personally known to me or has produced                         as identification.

Notary Public

(SEAL)

EXHIBIT A

LEGAL DESCRIPTION OF THE PROPERTY

A-1

EXHIBIT B

LOAN DOCUMENTS

1.             Fixed Rate Note dated June 15, 2004, made by Original Borrower and payable to Lender in the stated principal amount of $39,650,000.00 (together with all addenda, riders, exhibits and supplements thereto, the “Note”).

2.             Deed of Trust and Security Agreement dated as of June 15, 2004, made by Original Borrower to Reno Hartfiel, as trustee, for the benefit of Lender, recorded in the Real Property Records of Grayson County, Texas, in Volume 3680, Page 231 (together with all addenda, riders, exhibits and supplements thereto, the “Security Instrument”).

3.             Assignment of Leases and Rents dated as of June 15, 2004, made by Original Borrower to Lender, recorded in the Real Property Records of Grayson County, Texas, in Volume 3680, Page 297 (together with all addenda, riders, exhibits and supplements thereto, the “Assignment of Leases and Rents”).

4.             Environmental Indemnity Agreement dated as of June 15, 2004, made by Original Borrower and Original Borrower Principal in favor of Lender (together with all addenda, riders, exhibits and supplements thereto, the “Environmental Indemnity Agreement”).

5.             Guaranty dated as of June 15, 2004, made by Original Borrower Principal in favor of Lender (together with all addenda, riders, exhibits and supplements thereto, the “Guaranty”).

6.             Escrow Agreement for Reserves and Impounds dated as of June 15, 2004, made by Original Borrower for the benefit of Lender (together with all addenda, riders, exhibits and supplements thereto, the “Escrow Agreement”).

B-1